                                                                   EXHIBIT 10.13

                                 ADDENDUM NO. 1

                         EFFECTIVE AS OF MARCH 31, 1995

                                       TO
                     PCL DEVELOPMENT AND LICENSE AGREEMENT
                                    BETWEEN
          ADOBE SYSTEMS INCORPORATED AND PEERLESS SYSTEMS CORPORATION


             NAME OF LICENSED SOFTWARE: HP COLOR LASERJET EMULATOR


          THIS ADDENDUM sets forth additional and different terms and conditions particular to the Licensed Software described below and shall be incorporated by reference into the PCL Development and License Agreement between PEERLESS SYSTEMS CORPORATION ("Peerless") and ADOBE SYSTEMS INCORPORATED ("Adobe"), effective as of June 14, 1993, as amended on October 13, 1993, September 22, 1993, and August 5, 1994 (the "Agreement"). Such different or additional terms are applicable only to the Licensed Software described below and, unless otherwise specifically stated below, in no way alter the terms and conditions applicable to other Licensed Software covered by the Agreement. All capitalized terms used but not defined in this Addendum shall retain the same meaning as given them in the Agreement, and such definitions are incorporated herein by reference.

          A. LICENSED SOFTWARE: HP Color LaserJet Emulator suitable for the Adobe 2016 Open Architecture environment (the "Color Emulator") that is functionally equivalent to the PCL that is found in the newly released HP Color LaserJet.

          B. SPECIFICATIONS: The Color Emulator will operate in accordance with the specifications set forth in Exhibit A (PostScript 2016 Based HP
                                         ---------
    Color LaserJet Emulator Specifications) attached hereto. As with the PeerlessPrint5E language, Peerless shall continue to update the PeerlessPrint5C language to be compatible with all meaningful HP color PCL5E-based products as they evolve.

          C. DEVELOPMENT SCHEDULE: The development and milestone schedule (the "Development Schedule") attached hereto as Exhibit B (HP Color LaserJet
                                                   ---------
   Emulator Development Schedule) sets forth the responsibilities of the parties with respect to the development of the Color Emulator. Development tasks are shown in the column entitled "Task." The party or parties responsible for a particular task are shown in the same row as that task under the column entitled "Responsibility." The date upon which a particular task is to be completed is shown in the same row as that task under the column entitled "Date." Each party agrees to complete the tasks for which it is responsible as shown on the Development Schedule and to provide any deliverables in connection with those tasks on the relevant dates set forth on the Development Schedule. The parties agree that any delay by a party in completing a task upon which tasks of the other party are contingent will extend the completion date for such other tasks on a one-for-one basis for each day of delay (contingency of tasks is indicated in the Development Schedule).

        D.   ACCEPTANCE:

              1. ACCEPTANCE PROCEDURES. Upon completion of a final production version of the Color Emulator that operates in accordance with specifications described in Exhibit A (PostScript 2016 Based HP Color
                                ---------
    LaserJet Emulator Specifications) as determined by all Test Suites, Peerless shall deliver to Adobe such software and any additional deliverables that Peerless may be required to provide pursuant to the Development Schedule. Sections 4.2 through 4.6 of the Agreement, and the acceptance procedures set forth therein, are hereby incorporated by reference into this Addendum.

              2. TEST SUITES. Adobe and Peerless acknowledge that they will use the Genoa Test Suites for the HP Color LaserJet Printer. Adobe shall define test suites and identify acceptance and performance criteria in accordance with milestone 12 of the Development Schedule. Peerless shall obtain at its own expense all necessary test suites.

        E.   APPLICABLE ROYALTIES:

             1. ADVANCE ROYALTIES. In an effort to assist Peerless in funding the development of the Color Emulator, Adobe shall pay Peerless advance royalties of [*] (the "Advance Royalties") ([*] of which has already been paid) in installments upon completion of certain milestones and in the amounts shown on the Development Schedule for a particular milestone under the column entitled "Payment". Except as otherwise stated in Section E(2) below, the Advance Royalties shall be subject to the same terms and provisions of the Agreement as are applicable to the Pre-Paid Royalties (as defined in Section 8.6 of the Agreement).

              (a) In the event that Adobe fails to deliver deliverables required by the Development Schedule on the date specified in the Development Schedule and Peerless, through no fault of its own, is unable to meet any milestone delivery dates that are specified as contingent on such deliverable as a result of such Adobe-caused delays (contingency of tasks is indicated in the Development Schedule), Adobe is obligated to make the milestone payments to Peerless on the Target Dates specified in the Development Schedule; provided, however, that in no event shall Adobe be required to make the payments associated with milestones 2 and 15 shown on the Development Schedule until such milestone is actually met.

              (b) In the event that Peerless fails to deliver deliverables required by the Development Schedule on the dates specified in the Development Schedule, other than as a result of a failure of Adobe to deliver deliverables required by the Development Schedule on the dates specified in the Development Schedule, Adobe shall be entitled to withhold all subsequent milestone payments until it receives the delayed deliverables.

             2. RECOUPMENT OF ADVANCE ROYALTIES. The parties agree that the Advance Royalties shall be added to Pre-Paid Royalties, and that such aggregate amount

                      [*Confidential Treatment Requested]
    comprised of the Pre-paid Royalties and the Advance Royalties (collectively, "Total Pre-paid Royalties") shall be recouped [*].

             3. OBJECT ROYALTIES. Adobe shall pay Peerless for each copy of the Color Emulator or any subsequent Peerless Color Product [*].

          Pursuant to the foregoing, the parties agree that Subsection 8.2(iii) of the Agreement is hereby amended and restated to read in full as follows:

               "(iii) In the event that Peerless develops Licensed Software implementing PCL Color Products ("Peerless Color Products") and provides Adobe with the Adobe version of such Peerless Color Products, Adobe shall pay Peerless for each copy of Licensed Object or Object Derivative for such Peerless Color Products shipped or delivered by Adobe or any Adobe Sub-Licensee an amount equal to [*]."

              4. COLOR EMULATOR PRICES. Adobe shall have the sole discretion to determine prices with respect to the Color Emulator. Adobe agrees, however, not to discount prices of the Color Emulator by an amount proportionately greater than the amount by which it discounts PostScript software pricing.

              5. FORECASTS. Commencing June 1995, Adobe shall provide to Peerless semi-annual forecasts of revenues expected from the licensing of the Color Emulator.

        F.  ADDITIONAL OBLIGATIONS:

              1. SHIPMENT OF PEERLESS PCL5E. Adobe agrees to offer PCL5E provided by Peerless as a PCL option for the Adobe 2016 Open Architecture (the "PCL5E for 2016"), provided that (i) Peerless delivers and Adobe accepts the PCL5E for 2016 and (ii) sufficient customer demand exists at the time of and after Adobe's acceptance of the PCL5E for 2016. This Section F(1) does not create any obligation on the part of Adobe to offer PLC5E for any subsequent Adobe architectures.

        G.  DESIGNATED PERSONS.

               1. Technically qualified Peerless contact to respond to information requested by Adobe:

                  Larry Feldman                  Phone #:  (310) 297-3267
                  Director of Software           Fax:      (310) 536-0058
                  Peerless Systems Corporation
                  2381 Rosecrans Avenue
                  El Segundo, CA 90245

               2. Technically qualified Adobe contact to respond to information requested by Peerless:

                      [*Confidential Treatment Requested]

                  Carmen Hernandez               Phone #:  (415) 962-4713
                  Co-Development Consulting
                   Engineer                      Fax:      (415) 960-2570
                  Adobe Systems Incorporated
                  1585 Charleston Road
                  P.O. Box 7900
                  Mountain View, CA 94039-7900

               3.  Adobe Contract Representative:

                  Marsha Dillon                  Phone #:  (415) 962-6683
                  Business Development Manager   Fax:      (415) 965-7430
                  Adobe Systems Incorporated
                  1585 Charleston Road
                  P.O. Box 7900
                  Mountain View, CA 94039-7900

               4.  Peerless Contract Representative:

                   William Wood                  Phone #:  (310) 297-3210
                   Peerless Systems
                    Corporation                  Fax:      (310) 536-0058
                   2381 Rosecrans Avenue
                   El Segundo, CA 90245

     IN WITNESS WHEREOF, Peerless and Adobe have caused this Addendum No. 1 to be executed by their duly authorized representatives.

Adobe:                                     OEM:

ADOBE SYSTEMS INCORPORATED
PEERLESS SYSTEMS CORPORATION


By:                                        By:
   ----------------------------------         ----------------------------------
Print Name: John E. Warnock                Print Name: E. A. Gavaldon
           --------------------------                 --------------------------
Title:  CEO                                Title:   President and CEO
      -------------------------------            -------------------------------
Date:  May 3, 1995                         Date:  April 18, 1995
      -------------------------------           --------------------------------

                                   EXHIBIT A

        POSTSCRIPT 2016 BASED HP COLOR LASERJET EMULATION SPECIFICATIONS

   GENERAL

   Release 1. Release 1 of the Color Emulator will be a display list generating implementation that will use the Adobe display list management approach. If the Color Emulator uses this approach, the Adobe environment will be able to run in a compression configuration to reduce memory usage. The emulation will be tested in a compression configuration. It will have planar frame buffer organization and be for CMYK devices only. Such initial release will also be restricted to single bit per pixel support per color component.

   Release 2. Release 2 of the Color Emulator will include multi-bit per pixel, "chunky" composite frame buffer organization and CMY device support.

   An additional release will address any additions or changes necessary to offer functional equivalence to the HP 1200 line of enhanced PCL5 color inkjet printers or the latest HP PCL5E color inkjet printer on the market. The requirements for this release will be defined during the development of Release 1 and Release 2 of the Color Emulator.

   The Color Emulator will be a derivative product based on the Adobe PCL5E product currently in development for delivery on the Adobe PostScript 2016 platform. As such, the Color Emulator will contain the same capabilities provided in Adobe PCL5E, augmented by provisions to incorporate color. The Color Emulator will conform with Hewlett-Packard as defined in the following Hewlett-Packard document, which describes PCL specifications for the HP Color LaserJet:

   PCL5 COLOR TECHNICAL REFERENCE MANUAL, EDITION 1, SEPTEMBER 1994, PART NO. E00994

   In addition, the Color Emulator will conform to those undocumented features of Hewlett-Packard Color LaserJet that are verified by the test suites identified in paragraph D(2) of the Addendum.

   To the extent that Hewlett-Packard printers do not conform with the above documentation, the Color Emulator may not exactly emulate a particular Hewlett-Packard printer or software revision. The Color Emulator will not abort operation or lose subsequent input in the presence of abnormal or illegal input.

   The Color Emulator will be developed and tested specifically for the Adobe [*] Reference Platform Controller, driving a [*] print engine. Other controller or engine combinations are beyond the scope of Release 1 of the Color Emulator, although the design and implementation will not be unreasonably limited to this specific platform without mutual consent of both parties. The features schedule and related reimbursement of Peerless development costs for

                      [*Confidential Treatment Requested]
    additional development platforms or engines will be mutually agreed upon at the time Adobe requests such additional development work.

    FLOATING POINT

    The HPGL portion of the Color Emulator will be configured for use without floating point hardware support.

    PJL

    Hewlett-Packard Printer Job Language (PJL) is, in general, NOT included as part of the Color Emulator. Adobe product code is responsible for any PJL parsing and parameter management in its environment. Any new PJL commands in the HP Color LaserJet product need to be emulated and may require cooperation from the Peerless code as specified by Adobe. The interface currently provided in Adobe PCL5E (obtain the NVRAM/Front Panel information from the Adobe product code per Adobe's specification of the interface and parsing the PJL Universal Exit command) will continue to be provided in the Color Emulator.

    FONT SUPPORT

    The Color Emulator does not include a font rasterizer or font data. The Color Emulator requires a LaserJet 4 compatible font rasterizer and font data. Font selection and appearance will match or conform to the Hewlett-Packard products only to the extent that the font rasterizer and font data supplied by Adobe do so. The Color Emulator will use the Adobe font system in the same manner as with Adobe PCL5E.

    PRODUCT CODE

    Peerless will provide a modified version of the Adobe product code that implements a model for the eventual product front panel that has the same basic functionality as the HP Color LaserJet front panel, including printing of sample pages.

                                   EXHIBIT B

                HP COLOR LASERJET EMULATOR DEVELOPMENT SCHEDULE


MILESTONE                        TASK                              WHO      DATE   PAYMENT
   1             Letter of intent*                                Joint      [*]    [*]

   2             Sign Addendum No. 1 containing detailed,         Joint      [*]    [*]
                 agreed upon milestone schedule and
                 specification

   3             Deliver an Onyx Color Reference Platform         Adobe      [*]    [ ]
                 Version 2016, [*] engine, and color
                 capable PostScript.

   4             Deliver Camelot simulator, "tool chain"          Adobe      [*]    [ ]
                 necessary to build 2016 and existing PCL5E
                 product.

   5             Provide a knowledgeable technical contact.       Adobe      [*]    [ ]
                 familiar with the internal 2016 interfaces
                 that the Color Emulator will use who can
                 acknowledge and focus appropriate attention
                 on Peerless' questions within 8 working
                 hours and interact daily until the necessary
                 information is fully developed.

   6             Deliver detailed engine specification for        Adobe      [*]    [ ]
                 [*]

   7             Deliver comprehensive details, including         Adobe      [*]    [ ]
                 any new PJL related specifications, of the
                 software interface between the PDL and
                 the Adobe Print Engine Driver for the [*].
                 The 2016 call interfaces must provide
                 necessary and sufficient capabilities to
                 support the language requirements defined
                 in the specification documents.

   8             Deliver information for color calibration        Adobe      [*]    [ ]
                 method, calibration tables, formats, tools,
                 and the color space standard Adobe uses for
                 PostScript color products.

                      [*Confidential Treatment Requested]

      9           Validate reference platform, simulator,         Joint       [*]    [*]
                 and tool chain by replicating then-current
                 PCL5E in the color development
                 environment using Adobe/PP5E GRS
                 package.

     10           Delivery and acceptance of detailed             Peerless    [*]    [*]
                 specification describing how Peerless is
                 using the 2016 print environment interfaces
                 for Release 1 of the Color Emulator.

     11           Delivery and acceptance of the Color            Peerless    [*]    [*]
                 Emulator capable of generating monochrome
                 output using Peerless Color GRS package.

     12          Specify test suites and acceptance and           Adobe       [*]    [ ]
                 performance criteria to be used for final
                 acceptance.

     13          Deliver 2016 with all Color Emulator-            Adobe       [*]    [ ]
                 relevant interfaces "frozen" for the duration
                 of the 2016 development cycle.

     14          Deliver an Agate Color Reference Platform        Adobe       [*]    [ ]
                 Version 2016.

     15          Delivery and acceptance of the Onyx-based        Peerless    [*]    [*]
                 Color Emulator capable of generating bi-
                 level color output suitable for controlled
                 demonstration.

     16          Delivery and acceptance of the Agate-based       Peerless    [*]    [*]
                 Color Emulator capable of generating bi-
                 level color output suitable for controlled
                 demonstration.

     17**        Delivery and acceptance of Release 1 of the      Peerless    [*]    [*]
                 Agate-based Color Emulator that satisfies
                 the acceptance criteria identified pursuant to
                 milestone 12 above.

     18          Delivery and acceptance of detailed              Peerless    [*]    [ ]
                 specification describing how Peerless is
                 using the 2016 print environment interfaces
                 for Release 2 of the Color Emulator.

     19          Delivery and acceptance of Release 2 of the      Peerless    [*]    [ ]
                 Color Emulator.

                      [*Confidential Treatment Requested]

     20          Delivery and acceptance of the Color             Peerless   [*]    [ ]
                 Emulator for the latest HP PCL5E color
                 inkjet printer on the market.

 *    Payment shall be refunded if milestone 2 is not met.
 **   Payment not required until milestone is met.

                      [*Confidential Treatment Requested]